UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

INTRODUCTORY COMMENT

This Amendment No. 1 to the Current Report on Form 8-K (Date of Report: September 2, 2008) of Compliance Systems Corporation is being filed to correctly state the maturity date of the Additional Debenture as November 6, 2009 and not as stated in the original Form 8-K as November 6, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On September 2, 2008, Compliance Systems Corporation (the “Corporation”), a Nevada corporation, sold and issued to Agile Opportunity Fund, LLC (“Agile”) a Secured Convertible Debenture (the “Additional Debenture”) in the original principal amount of $300,000 pursuant to the Securities Purchase Agreement, dated May 6, 2008 (the “Purchase Agreement”), between the Corporation and Agile. The Additional Debenture matures on November 6, 2009.

In connection with the sale and issuance of the Additional Debenture and for no further consideration, the Corporation issued to Agile 2 million shares (each, an “Additional Equity Incentive Share”) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

The Additional Debenture is to bear interest at the rate of 15% per annum, payable monthly, although the Additional Debenture further provides that, in addition to interest, Agile is entitled to an additional payment, at maturity or whenever principal is paid, such that Agile’s annualized return on the amount of principal payment so paid equals 30%. The principal and all accrued and unpaid interest under the Additional Debenture is, at the option of Agile, convertible into shares of Common Stock at a conversion price of $0.05 per share (subject to anti-dilution adjustment).

In connection with the sale and issuance of the Additional Debenture and the 2 million Additional Equity Incentive Shares, the Corporation issued to its investment banker, Cresta Capital Strategies, LLC, five-year warrants (each, a “Cresta Warrant”) to purchase 800,000 shares (each, a “Cresta Warrant Share”) of Common Stock at a purchase price of $0.05 per share.

The Corporation believes that the issuances of the Additional Debenture, the 2 million Additional Equity Incentive Shares and the Cresta Warrants are, and the issuance of the 800,000 Cresta Warrant Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the exemption from registration granted under Section 4(2) of the Securities Act due to the fact that the issuances and sales of the shares were conducted pursuant to a series of related transactions not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
10.1
Securities Purchase Agreement, dated as of May 6, 2008, between Compliance Systems Corporation and Agile Opportunity Fund, LLC. [Incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K (Date of Report: May 6, 2008), filed with the Securities and Exchange Commission on May 12, 2008.]

10.2
Secured Convertible Debenture of Compliance Systems Corporation, dated September 2, 2008, in the principal amount of $300,000 and payable to Agile Opportunity Fund, LLC. [Incorporated by reference to Exhibit 10.2 to the Corporation’s Current Report on Form 8-K (Date of Report: September 2, 2008), filed with the Securities and Exchange Commission on September 5, 2008.]

10.3
Warrant Certificate of Compliance Systems Corporation, dated as of September 2, 2008, registered in the name of Cresta Capital Strategies, LLC. [Incorporated by reference to Exhibit 10.3 to the Corporation’s Current Report on Form 8-K (Date of Report: September 2, 2008), filed with the Securities and Exchange Commission on September 5, 2008.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2008	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President